Exhibit 10.14
ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of October 2, 2009, by and among Oxis International, Inc., a Delaware corporation (the “Company”), Theorem Capital LLC (“Theorem”) and Theorem Group, LLC (“Purchaser”) and together with Theorem, the “Purchasers”) and Law Offices of Jacques Chen, with an address at 2029 Century Park East, Suite 1400, Los Angeles, CA 90067 (the “Escrow Agent”).

Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement referred to in the first recital.

W I T N E S S E T H:

WHEREAS, the Purchasers have purchased from the Company, severally and not jointly with the other Purchasers up to a maximum of $2,000,000 (the “Maximum Offering”) of Securities of the Company (such amount, the “Subscription Amounts” or the “Escrowed Funds”), in one or more Closings as set forth in the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated the date hereof between the Purchasers and the Company; and

WHEREAS, the purchase of the Securities has been consummated in accordance with the requirements set forth in Regulation D promulgated under the Securities Act of 1933, as amended; and

WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Subscription Amounts in escrow upon the terms set forth herein; and

WHEREAS, the Purchasers have nominated and appointed Theorem as their nominee as attorney-in-fact to perform the tasks as outlined herein;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

TERMS OF THE ESCROW
The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of up to the Maximum Offering of Securities of the Company as contemplated by the Securities Purchase Agreement, attached herein as Exhibit “A”.

Wire transfers shall be made by the Purchasers to the Escrow Agent as follows:

Bank: Preferred  Bank
Bank address: 1801 Century Park East Los Angeles, CA 90067
Account Name: Law Offices  of Jacques Chen Client Trust Account
Law Office Address: 2029 Century Park East Suite 1400, Los Angeles, CA 90067

Upon the Escrow Agent’s receipt of the Subscription Amounts, which such proceeds will be considered the Company’s property, it shall telephonically advise the Company, or the Company’s designated attorney or agent, of the amount of funds it has received into its escrow account.

A.
On a monthly basis (or as needed and agreed to by the Company and Theorem), The Company and Theorem shall send the Escrow Agent a written notice executed by the parties, in the format attached hereto as Exhibit B (the “Release Notice”), advising the Escrow Agent to disburse funds solely to the Company in accordance with such notice.  The Disbursement Notice must be executed by Theorem and the Company.  If the Disbursement Notice is not executed by all applicable parties, the Escrow Agent will not be required to follow the instructions therein.

B.	Upon receipt by the Escrow Agent of the fully executed Release Notice, the Escrow Agent shall deliver the funds solely to the Company as directed herein.

C.	The Escrow Agent will be paid a fee of 1% of the gross amounts deposited into the Escrow Agent’s account.

MISCELLANEOUS

1.               No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.               All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Securities Purchase Agreement.

3.               This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

4.               This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

5.               Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine.  This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.  Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

6.               The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California.  Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in Los Angeles County.

7.               The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Purchasers and the Escrow Agent.

8.               The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

9.               The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10.               The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Securities Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

11.               The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

12.               The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving thirty (30) days written notice to the Company and the Purchasers.  In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

13.               If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.               It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a court having competent subject matter jurisdiction and located in the County of Los Angeles in accordance with the applicable procedure therefore

15.               The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Securities Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.
OXIS INTERNATIONAL, INC.
By:/s/ Anthony J. Cataldo______________ Name: Anthony J. Cataldo Title: Chairman & CEO

THEOREM CAPITAL LLC By: /s/ Anshuman Dube_________________ Name: Anshuman Dube Title: Managing Director PURCHASER By: /s/ Anshuman Dube_________________ Name: Anshuman Dube Title: Managing Director
ESCROW AGENT:
LAW OFFICES OF JACQUES CHEN
By: /s/ Jacques Chen____________________ Name: Jacques Chen Title:

Exhibit B

RELEASE NOTICE
To:	Law Offices of Jacques Chen
From:	Oxis International, Inc. Theorem Capital LLC
Date:	____ ___, 2009
Re:	Disbursement of Funds

The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of August __, 2009, among Oxis International, Inc., a Delaware corporation (the “Company”), Theorem Capital LLC (“Theorem”) and various purchasers, and Law Offices of Jacques Chen (the “Escrow Agent”), with an address at 2029 Century Park East, Suite ____, Los Angeles, CA 90067  (the “Escrow Agreement”), the Company and Theorem hereby notify the Escrow Agent that any and all conditions precedent to the release of funds held by the Escrow Agent have been satisfied.  The Company Theorem hereby confirm that all of their respective representations and warranties contained in the Escrow Agreement remain true and correct and authorize the release by the Escrow Agent of the funds as described in the Escrow Agreement. This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.  (Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement)The Escrow Agent is hereby directed to disburse such funds as follows:

$__________ to Oxis International in accordance with the following wire instructions:

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of ____ 2009.
OXIS INTERNATIONAL, INC.
By:__________________________________________ Name: Title:

THEOREM CAPITAL LLC By:__________________________________________ Name: Title: